Exhibit 10.20

Certain information in this document identified by brackets has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Contract No.: Wei Yin (BMW-Huachang) He Bu Zi [2019] No.003

Supplementary Agreement of the Auto Financing

Business Cooperation Agreement

This Supplementary Agreement is made by and between:

Party A: Shenzhen Qianhai WeBank Co., Ltd.

Domicile (Address): Block A, Building 7, Shenzhen Bay Science and Technology Ecological Park, 1819 Shahe West Road, Nanshan District, Shenzhen City, PRC.

Legal Representative (Responsible Person): Gu Min

Contact Information: [REDACTED]

and

Party B: Huachang Finance Leasing (China) Co., Ltd.

Domicile (Address): No. 208, South Side of Floor 2, Phase I, Airport Second-hand Vehicle Trading Market, 8 Middle Road, Automobile Park, Tianjin Pilot Free Trade Zone (Airport Economic Area).

Legal Representative (Responsible Person): Xu Wen

Contact Information: [REDACTED]@mljr.com

WHEREAS:

1.

Party A, Party B, Liyun Vehicle Consulting Services (Shanghai) Co., Ltd. and Tiandao Jiran (Beijing) Network Technology Co., Ltd. signed the the Agreement on Cooperation and Guarantee of Auto Financing Business (Agreement No.: Wei Yin (BMW-Huachang) Zi [2017] No.001) (hereinafter referred to as “Cooperation Agreement I”) in 2017. The Parties agree to conduct business cooperation on the financing business of individual purchase of vehicles and/or vehicle-attached products (services) in accordance with the provisions of the Cooperation Agreement I;

2.

Party A and Party B signed the Auto Financing Business Cooperation Agreement (Agreement No.: Wei Yin (BMW-Huachang) He Zi [2018] No.001)(hereinafter referred to as “Cooperation Agreement II”) in 2018. Party A and Party B agree to conduct business cooperation on the financing business of individual purchase of vehicles and/or vehicle-attached products (services) in accordance with the provisions of the Cooperation Agreement II.

3.

Party A and Party B signed the Auto Financing Business Cooperation Agreement (Agreement No.: Wei Yin (BMW-Huachang) He Zi [2019] No.001)(hereinafter referred to as “Cooperation Agreement III”) in 2019. Party A and Party B agree to conduct business cooperation on the financing business of individual purchase of vehicles and/or vehicle-attached products (services) in accordance with the provisions of the Cooperation Agreement III;

4.

The Cooperation Agreement I, the Cooperation Agreement II and the Cooperation Agreement III are hereinafter referred to collectively as “Master Agreements”, including the supplementary agreements, annexes, guarantee contracts and Auto Financing Service Agreement under the Master Agreements.

NOW, THEREFORE, Party A and Party B, through friendly negotiation, further clarify the Master Agreements as follows and intending to be mutually bound, enter into the following supplementary agreement.

I.	Supplementary Provisions on Article 9.1 of the Cooperation Agreement III

Party A and Party B know and agree that for all businesses of a single loan under the Cooperation Agreement III whose release date is after August 30, 2019 (inclusive), the following provisions shall apply:

Party B opens the security deposit account 1 (Account No.: [REDACTED], the same below) with Party A to deposit and release the security deposit according to the following provisions:

If a Customer recommended by Party B is identified by Party A as a Customer with the risk level of Class A, before a loan is released, Party B irrevocably shall authorize Party A to deduct an amount not less than [REDACTED]% of the released amount of such loan from Party B’s settlement account (Account No.: [REDACTED], the same below) and transfer such amount to the security deposit account 1. If a Customer recommended by Party B is identified by Party A as a Customer with the risk level of Class B, before a loan is released, Party B irrevocably shall authorize Party A to deduct an amount not less than [REDACTED]% of the released amount of such loan from Party B’s settlement account and transfer such amount to the security deposit account 1.

If there is still a releasable balance until the loan is settled and after Party A exercises the priority right of repayment with respect to the security deposit, Party A may release such balance periodically.

Customers with the risk level of Class A refer to customers with a return value of Class 1, Class 2, Class 3 or Class A in PBC_CUST_TYPE field in the first examination interface of Party A and Party B. Customers with the risk level of class B refer to customers with return values of Class 4, Class 5, Class 6, Class B or Class R in PBC_CUST_TYPE field in the first examination interface of Party A and Party B.

If the vehicle mortgage registration is not implemented according to the agreements between Party A and Party B (the implementation plan shall be subject to the e-mails of Party A and Party B, and Party A’s written consent shall be required if the implementation plan is adjusted for actual operation reasons), Party A shall have the right to change the guarantee provisions on the security deposit pledge and at the same time, Party B shall irrevocably authorize Party A to deduct money from Party B’s settlement account and transfer such money to the security deposit account 1 until the security deposit of the loan in the security deposit account 1 is not less than [REDACTED]% of the released amount of the loan.

II.	Supplementary Provisions on the Assets off Balance Sheet under the Master Agreements.

Party B agrees and acknowledges that Party A shall have the right to transfer the customer loans (Assets off Balance Sheet) formed under the cooperation, and Party B will give reasonable assistance therefor. For the loan creditor’s rights transferred by Party A, Party B agrees to continue to perform joint and several guarantee responsibilities, guarantee responsibilities for security deposit pledge, relevant services and duties to the transferee of such loans (including but not limited to trust, etc.) within the scope of the original guarantee according to the provisions of the Master Agreements. Party B agrees to act as the transferee’s asset service role (including but not limited to asset service consultant, etc.) according to the asset transfer arrangement. Party B’s service fees under the Master Agreements shall be borne by the transferee of the assets. Party B agrees that the service fees paid in advance by Party A shall be collected and used by Party A. For the avoidance of doubt, regardless of whether Party A externally transfers the creditor’s rights of the cooperative loans or not, the guarantee obligation, pledge of security deposit and financial service scope assumed by Party B shall be subject to the Master Agreement applicable to the loan.

This Supplementary Agreement shall apply to all the cooperative businesses under the Master Agreements.

III.

The Supplementary Agreement shall constitute an integral part of and have the same legal force as the Master Agreements. In case of any conflict between the Master Agreements and this Supplementary Agreement, this Supplementary Agreement shall prevail. For matters not covered in this Supplementary Agreement, the Master Agreements shall apply.

IV.

This Supplementary Agreement shall take effect on the date when the legal representatives or entrusted agents of Party A and Party B affix their signatures (or seals) and the common seals/special seals for contract of Party A and Party B hereon. The term of this Supplementary Agreement is the same as that of the Master Agreements.

V.	This Supplementary Agreement is made in four counterparts with the same legal force, with Party A and Party B holding two counterparts respectively.

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Party A: Shenzhen Qianhai WeBank Co., Ltd.

[Seal]

Legal Representative or Authorized Agent (Signature or Seal): Gu Min

[Seal]

Signing Date: August 28, 2019

Party B: Huachang Finance Leasing (China) Co., Ltd.

[Seal]

Legal Representative or Authorized Agent (Signature or Seal): Xu Wen

[Seal]

Signing Date:

Confirmation Letter

To Shenzhen Qianhai WeBank Co., Ltd.:

I, the guarantor, know and understand the Master Agreements signed by Huachang Financing Lease (China) Co., Ltd. and Party A and the above Supplementary Agreement, and promise to perform the guarantee responsibility according to provisions of the guarantee contract (the specific contract number and name shall be subject to the actual signing) signed by me and Party A corresponding to the Master Agreements.

Confirmed by:

Liyun Vehicle Consulting Services (Shanghai) Co., Ltd.

[Seal]

Tiandao Jiran (Beijing) Network Technology Co., Ltd.

[Seal]

Date: